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                                                                    EXHIBIT 23.5


             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS


     We consent to the use in this Amendment No. 2 to the Registration Statement of Mentor Graphics Corporation on Form S-4 of our report dated April 28, 1995 relating to the consolidated financial statements of Microtec Research, Inc. appearing in the Proxy Statement/Prospectus, which is a part of such Registration Statement.


     We also consent to the reference to us under the headings, "Summary -- Accounting Treatment," "The Merger -- Accounting Treatment," and "Experts" in such Proxy Statement/Prospectus.

DELOITTE & TOUCHE LLP

San Jose, California

December 26, 1995